Exhibit 4.2

AMENDMENT NO. 1 TO THE

3-YEAR REVOLVING FACILITY CREDIT AGREEMENT

Dated as of October 22, 2004

AMENDMENT NO. 1 TO THE 3-YEAR REVOLVING FACILITY CREDIT AGREEMENT among Tampa Electric Company, a Florida corporation (the “Borrower”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and CITIBANK, N.A., as administrative agent (the “Administrative Agent”) for the Lenders.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders and the Administrative Agent entered into a 3-Year Revolving Facility Credit Agreement dated as of November 7, 2003 (such Credit Agreement, as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) The Borrower and the Majority Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

(3) The Majority Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Majority Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a) Section 5.3 is amended by (i) adding the number “5.3.1” at the beginning of the first paragraph therein; (ii) replacing the number “5.3.1” at the beginning of the second paragraph therein with the number “5.3.2”; (iii) replacing the number “5.3.2” at the beginning of the third paragraph therein with the number “5.3.3”; and (iv) replacing the number “5.3.3” at the beginning of the fourth paragraph therein with the number “5.3.4”.

(b) Section 5.3 is further amended by (i) replacing the number “2.50” with the number “2.00” in the sixth line of clause (iv) of the first paragraph therein; and (ii) adding the following words to the end of the fourth paragraph therein: “; and provided further that the foregoing shall not limit the Borrower’s ability to enter into securitization transactions secured by a transfer of the Borrower’s receivables up to a maximum aggregate amount of $150,000,000.”

(c) Section 5.9.1 is amended by replacing the words “partner’s capital” on the fourth line therein with the words “shareholder’s equity”.

(d) Section 5.11.2 is amended by replacing the number “2.50” in the second line therein with the number “2.00”.

(e) Section 5.15 and the last paragraph of Article V, which begins with the words “For the purpose of this section”, are each deleted in full.

(f) Section 8.1 is amended by: (i) adding the number “8.1.1” at the beginning of the last paragraph therein which begins with the words “All notices or other communications”; (ii) adding the following language immediately after Section 8.1.1:

“8.1.2. The Borrower hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement or any other Credit Facility Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (a) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (b) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (c) provides notice of any default or event of default under this Agreement or (d) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit thereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium in a format acceptable to the Administrative Agent to oploanswebadmin@citigroup.com.

8.1.3. The Borrower further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission systems (the “Platform”). The Borrower acknowledges that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution.

8.1.4. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE PLATFORM AND

EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE AGENT PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ADVISORS OR REPRESENTATIVES (COLLECTIVELY, “AGENT PARTIES”) HAVE ANY LIABILITY TO THE BORROWER, ANY LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY AGENT PARTY IS FOUND IN A FINAL NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

8.1.5. The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of this Agreement and the other Credit Facility Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Agreement or any other Credit Facility Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

8.1.6. Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to this Agreement or under any other Credit Facility Document in any other manner specified in such document.”;

(iii) adding the following language immediately below Section 8.15:

“8.16. Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall, and shall cause each of its Significant Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.”;

        (iv) replacing the number “8.16” at the beginning of the last paragraph of Section 8.1 with the number “8.17”; and

(g) Exhibit A, “Definitions”, is amended by (i) adding the following language immediately after the definition of “Other Taxes” and before the definition of “PBGC”:

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001”; and

(ii) replacing the words “p.m.” with the words “a.m.” immediately after the number “11:00” in the first line of clause (b) in the definition of “Minimum Notice Period.”

SECTION 2. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Majority Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment. This Amendment is subject to the provisions of Section 7.9 of the Credit Agreement, and Section 1 hereof shall become effective when, and only when, the Agent shall have additionally received all of the following documents, each such document (unless otherwise specified) dated the date of receipt thereof by the Administrative Agent (unless otherwise specified) and in sufficient copies for each Lender, in form and substance satisfactory to the Administrative Agent and the Lenders who have executed this Amendment (unless otherwise specified) and in sufficient copies for each Lender:

(a) Certified copies of one or more resolutions or other authorizations of the Borrower and certified by the appropriate officer of the Borrower as being in full force and effect on the date of effectiveness of this Amendment, authorizing the execution, delivery and performance of this Amendment and any instruments or agreements required hereunder or thereunder to which the Borrower is a party.

(b) A certificate from Borrower signed by the appropriate authorized officer and dated the Closing Date, as to the incumbency of the natural persons authorized to execute and deliver this Amendment and any instruments or agreements required hereunder or thereunder to which Borrower is a party.

(c) Evidence that all fees and expenses required to be paid to the Administrative Agent (or its counsel) in connection with the execution of this Amendment have been or will be paid.

(d) A certificate signed by a duly authorized officer of the Borrower stating that:

(i) The representations and warranties contained in Section 3 below are correct on and as of the date of such certificate as though made on and as of such date; and

(ii) No event has occurred and is continuing that constitutes a Default.

SECTION 3. Representations and Warranties of the Borrower The Borrower represents and warrants as follows:

(a) The Borrower is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary to execute, deliver and perform this Amendment.

(b) The Borrower has full power and authority and the legal right to execute, deliver and perform this Amendment and to take all action as may be necessary to complete the transactions contemplated hereunder. Borrower has taken all necessary corporate action to authorize the execution, delivery and performance of this Amendment and to complete the transactions contemplated hereby. No consent or authorization of, filing with, or other act by or in respect of any other Person or Governmental Authority is required in connection with the execution, delivery or performance by Borrower, or the validity or enforceability as to Borrower, of this Amendment, except such consents or authorizations or filings or other acts as have already been obtained or where the failure to obtain such consent or authorization could not reasonably be expected to have a Material Adverse Effect on Borrower. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the right of creditors generally and by general principles of equity.

(c) The execution, delivery and performance by the Borrower of this Amendment and the transactions contemplated hereby will not violate any applicable law or any material contractual obligation of the Borrower and will not result in, or require, the creation or imposition of any Lien on any of the properties or revenues of the Borrower pursuant to any applicable law or any such contractual obligation except, in each case, where such violation, creation or imposition could not reasonably be expected to have a Material Adverse Effect on the Borrower.

(d) No litigation, proceeding or investigation of or before any Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing against the Borrower, except where such litigation, proceeding or investigation could not reasonably be expected to have a Material Adverse Effect on the Borrower.

(e) All governmental authorizations and actions necessary in connection with the execution and delivery by the Borrower of this Amendment and the performance of its obligations hereunder have been obtained or performed and remain valid and in full force and effect.

(f) All factual information heretofore or contemporaneously furnished by the Borrower or its representatives in writing to Administrative Agent or any Lender for purposes of or in connection with this Amendment or any transaction contemplated herein was true and accurate in all material respects on the date as of which such information was dated or certified and at such date did not omit to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided. The information referred to in the immediately preceding sentence furnished to Administrative Agent or any Lender on or prior to the effectiveness of this Amendment, taken as a whole, as updated or supplemented from time to time, is true and correct in all material respects as of the date of effectiveness of this Amendment, and as such date all such information does not omit to state any fact which could reasonably be expected to have a Material Adverse Effect on Borrower.

(g) The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended and is exempt from regulation under PUHCA and the Federal Power Act.

(h) There is no violation by the Borrower or any Significant Subsidiary of any Governmental Rule which could reasonably be expected to have a Material Adverse Effect on the Borrower. Except as have been delivered to Administrative Agent, no notices of violation of any Governmental Rule have been issued, entered or received by the Borrower.

(i) The Borrower and any other Person which is under common control (within the meaning of Section 414(b) or (c) of the Code) with the Borrower have fulfilled their obligations (if any) under the minimum funding standards of ERISA and the Code for each ERISA Plan in compliance in all material respects with the currently applicable provisions of ERISA and the Code and have not incurred any liability to the PBGC or an ERISA Plan under Title IV of ERISA (other than liability for premiums due in the ordinary course). Assuming that the credit extended hereunder does not involve the assets of any employee benefit plan subject to ERISA, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will involve a Prohibited Transaction.

(j) The Borrower and each Significant Subsidiary are individually, and taken as a whole, Solvent.

SECTION 4. Reference to and Effect on the Credit Agreement. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in any Note and each of the other Credit Facility Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any of the Credit Facility Documents, nor constitute a waiver of any provision of the Credit Agreement or any of the Credit Facility Documents.

SECTION 5. Costs, Expenses. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent) in accordance with the terms of Section 8.4 of the Credit Agreement.

SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

TAMPA ELECTRIC COMPANY

By	/s/ Gordon L. Gillette
Name:	Gordon L. Gillette
Title:	Senior Vice President-Finance and
Chief Financial Officer

CITIBANK, N.A.
as Administrative Agent and as Lender

By	/s/ Anita J. Brickell
Title:	Vice President

THE BANK OF NEW YORK
as Lender

By	/s/ Charlotte Sohn Fuiks
Title:	Vice President

BANK ONE
as Lender

By	/s/ Peter M. Ling
Title:	Managing Director

BNP PARIBAS
as Lender

By	/s/ Mark A. Renaud
Title:	Managing Director

By	/s/ Timothy F. Vincent
Title:	Director

CREDIT SUISSE FIRST BOSTON
as Lender

By
Title:

JPMORGAN CHASE BANK
as Lender

By	/s/ Peter M. Ling
Title:	Managing Director

MORGAN STANLEY BANK
as Lender

By	/s/ Daniel Twenge
Title:	Vice President

SOCIETE GENERALE
as Lender

By	/s/ R. Wayne Hutton
Title:	Managing Director

SUNTRUST BANK
as Lender

By	/s/ David W. Penter
Title:	Managing Director

UBS LOAN FINANCE LLC
as Lender

By	/s/ Wilfred V. Saint
Title:	Director Banking Products
Services, US

By	/s/ Joselin Fernandes
Title:	Associate Director Banking Products
Services, US